UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

September 5, 2024

Date of Report (Date of Earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Tennyson Parkway, Suite 400, Plano, Texas 75024

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(469)-304-9400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange in which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of this Current Report on Form 8-K (this “Report”), the information contained in Item 5.03 of this Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorproation or Bylaws; Change in Fiscal Year

Reverse Stock Split

On September 12, 2024, the Company received notice from the Financial Industry Regulatory Authority (“FINRA”) that it had announced the effectiveness of our 1,400-to-1 reverse stock split of the issued and outstanding shares of common stock (the “Reverse Split”), on FINRA’s daily list. The Reverse Split became effective at the open of market on September 13, 2024 (“Market Effective Date”).

As a result of the Reverse Split, every one thousand four hundred (1,400) shares of the issued and outstanding common stock of the Company were converted into one (1) share of common stock. All fractional shares created by the Reverse Split have been rounded up to the nearest whole share. Each shareholder received at least one share. The Reverse Split does not affect the total number of shares of capital stock, including the Common Stock, that the Company is authorized to issue, or the par value of the Common Stock, which shall remain as set forth in the Articles of Incorporation. Certain of the Company’s outstanding securities, pursuant to which shares of Common Stock are issuable, will be adjusted as a result of the Reverse Split, as required by the terms of such securities. The Company’s shares will continue to trade on the OTC Marketplace under the symbol “SHRG” with the letter “D” appended as the ticker symbol’s fifth character for 20 business days after the Market Effective Date.

No action is required from current stockholders in relation to the Reverse Split. In connection with the Reverse Split, the Company’s CUSIP has also changed to 81953103. Immediately prior to the Reverse Split, the Company had 376,328,885 shares of Common Stock issued and outstanding. Immediately following the Market Effective Date of the Reverse Split, the Company has 269,214 shares of Common Stock issued and outstanding.

The Reverse Split was approved by the Company’s Board of Directors on September 26, 2023, and was approved by the Company’s majority stockholders holding approximately 53.5% of the issued and outstanding common stock on October 30, 2023.

On September 5, 2024, the Company filed with the Secretary of State of the State of Nevada a Certificate of Amendment to our Articles of Incorporation to reflect the Reverse Split (See Exhibit 3.1).

The foregoing summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached as Exhibit 3.1 to this Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Articles of Incorporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2024	SHARING SERVICES GLOBAL CORPORATION

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	Chief Executive Officer and
Vice Chairman of the Board of Directors